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                                                                    EXHIBIT 99.3

                                 BANCTEC, INC.


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST ___, 1995

      The undersigned hereby appoints Grahame N. Clark, Jr. and Norton A. Stuart, Jr. as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of BancTec, Inc. held of record by the undersigned on July ___, 1995, at the Annual Meeting of Stockholders to be held on August ___, 1995 at 10:00 a.m., Dallas, Texas time, at the Texas Commerce Bank Tower,Fourth Floor Boardroom, 2200 Ross Avenue, Dallas, Texas, and at any adjournment(s) thereof. Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement in connection therewith, each dated July ___, 1995, is hereby acknowledged. The undersigned hereby revokes any proxies heretofore given.

      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT (WHICH APPROVAL AND ADOPTION SHALL
CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE ISSUANCE OF SHARES OF BANCTEC COMMON STOCK IN CONNECTION WITH THE MERGER), FOR THE ELECTION TO THE BOARD
OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY, FOR APPROVAL OF THE
AMENDMENT TO THE BANCTEC, INC. 1990 EMPLOYEE STOCK PURCHASE PLAN AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

                                (REVERSE SIDE)

           _________________________________________________________

        __________
          COMMON

1. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE ISSUANCE OF SHARES OF BANCTEC COMMON STOCK):

      FOR    AGAINST   ABSTAIN

      ___    ____      ____

2. ELECTION OF DIRECTORS: Rawles Fulgham, Thomas G. Kamp, Norton A. Stuart, Jr. (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name on the space provided below.)


       FOR all nominees       WITHHOLD AUTHORITY
       listed above           to vote FOR all
       (except as marked      nominees listed
       to the contrary).      above.

                                                   _____________________________
       ____                   ____


3. APPROVAL OF THE AMENDMENT TO THE BANCTEC, INC. 1990 EMPLOYEE STOCK PURCHASE PLAN:

      FOR    AGAINST   ABSTAIN

      ___    ____      ____

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE WITH RESPECT TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST ___, 1995.

                                          Dated: _________________, 1995

                                          ______________________________________

                                          ______________________________________
                                              Signature(s)

                                          When signing on behalf of a
                                          corporation, partnership, estate,
                                          trust, or in any other representative
                                          capacity, please sign name and title.
                                          For joint accounts each joint owner
                                          must sign.